UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 6, 2025

Date of Report (Date of earliest event reported)

Lake Superior Acquisition Corp.
(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-42896	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 Fifth Avenue 17th Floor New York, NY	10175
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 646-886-8892

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-seventh of one right	LKSPU	The NASDAQ Stock Market LLC
Class A Ordinary Shares, no par value	LKSP	The NASDAQ Stock Market LLC
Rights, each whole right to acquire one Class A Ordinary Share	LKSPR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2025, the registration statement (File No. 333-287114) (the “Registration Statement”) relating to the initial public offering (“IPO”) of Lake Superior Acquisition Corp. (the “Company”) was declared effective by the Securities and Exchange Commission. On October 6, 2025, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

•	An Underwriting Agreement, dated October 6, 2025, by and between the Company and Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (“CCM”);

•	Amended and Restated Memorandum and Articles of Association;

•	A Rights Agreement, dated October 6, 2025, by and between the Company and Efficiency;

•	Letter Agreements, dated October 6, 2025, by and between the Company’s officers, directors, shareholders and Lake Superior Investments LLC;

•	An Investment Management Trust Agreement, dated October 6, 2025, by and between Efficiency and the Company;

•	A Registration Rights Agreement, dated October 6, 2025, by and among the Company, Lake Superior Investments LLC (the “Sponsor”), CCM and the initial shareholders of the Company;

•	A Private Placement Units Purchase Agreement, dated October 6, 2025, by and between the Company and the Sponsor;

•	A Private Placement Units Purchase Agreement, dated October 6, 2025, by and between the Company and CCM;

•	Indemnity Agreement, dated October 6, 2025, by and between the Company’s officers, directors, shareholders and Lake Superior Investments LLC;

On October 8, 2025, the Company consummated the IPO of 11,500,000 units (the “Units”), including full exercise of the overallotment option. Each Unit consists of one Class A ordinary share (“Ordinary Share”) and one-seventh (1/7) of one right (“Right”) to receive one Ordinary Share upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $115,000,000.

As of October 9, 2025, a total of $115,000,000 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of the Company’s public shareholders. An audited balance sheet as of October 8, 2025 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement will be filed within 4 business days of the consummation of the IPO.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with the Sponsor and CCM, of an aggregate of 360,000 private units (the “Private Units”) at a price of $10.00 per Private Unit, generating total gross proceeds of $3,600,000.

The Private Units are identical to the Units sold in the IPO. Additionally, the Sponsor and CCM agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until the completion of the Company’s initial business combination. The Sponsor and CCM were granted certain demand and piggyback registration rights in connection with the purchase of the Private Units.

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The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On October 6, 2025, in connection with the IPO, the Company filed its Amended and Restated Memorandum and Articles of Association, as described in the Registration Statement, with the Registry of Corporate Affairs of British Virgin Islands.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 6, 2025, by and between the Company and CCM.

3.1	Amended and Restated Memorandum and Articles of Association.

4.1	Rights Agreement, dated October 6, 2025, by and between Efficiency and the Company.

10.1	Letter Agreements, dated October 6, 2025, by and between the Company’s officers, directors, shareholders and Lake Superior Investments LLC.

10.2	Investment Management Trust Agreement, dated October 6, 2025, by and between Efficiency and the Company.

10.3	A Registration Rights Agreement, dated October 6, 2025, by and among the Company and the initial shareholders of the Company.

10.4	A Private Placement Unit Purchase Agreement, dated October 6, 2025, by and between the Company and Lake Superior Investments LLC.

10.5	A Private Placement Unit Purchase Agreement, dated October 6, 2025, by and between the Company and CCM.

10.6	Indemnity Agreements, dated October 6, 2025, by and between the Company’s officers, directors, shareholders and Lake Superior Investments LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2025

Lake Superior Acquisition Corp.

By:	/s/ Edward Cong Wang
Name: Edward Cong Wang
Title: Chief Executive Officer

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